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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-74607 of Lahaina Acquisitions, Inc. on Form S-1 of our report dated September 13, 1999, except for note 9 which is as of September 21, 1999, related to the consolidated balance sheet of The Accent Group, Inc. and subsidiaries as of July 9, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
-----------------------------

Atlanta, Georgia
October 21, 1999